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                                                                   Exhibit 99.01

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Salomon Smith Barney Holdings Inc. (the "Company") for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles Prince, as Chief Executive Officer of the Company, and John C. Morris, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Charles Prince
---------------------------
Charles Prince
Chief Executive Officer
March 18, 2003


/s/ John C. Morris
---------------------------
John C. Morris
Chief Financial Officer
March 18, 2003

This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.